CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of
Money Market Obligations Trust:

We consent to the use of our report dated September 23, 2013, with respect to the financial statements and financial highlights of Federated Treasury Obligations Fund, a portfolio of Money Market Obligations Trust, as of July 31, 2013, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the prospectus/proxy statement filed in form N-14.

KPMG LLP

Boston, Massachusetts
June 30, 2014